EXHIBIT 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49808) of VDI MultiMedia of our report dated March 30, 2001 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 30, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Century City, California
March 30, 2001


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